Exhibit 99.1

FOR IMMEDIATE RELEASE

ALLIED WORLD REPORTS STRONG FULL YEAR 2012 RESULTS WITH 15.6% GROWTH IN

DILUTED BOOK VALUE PER SHARE

Gross Premiums Written up 20.1% for Full Year 2012

ZUG, SWITZERLAND, FEBRUARY 13, 2013—Allied World Assurance Company Holdings, AG (NYSE: AWH) today reported a net loss of $41.1 million, or $1.17 per diluted share, for the fourth quarter of 2012 compared to net income of $183.1 million, or $4.63 per diluted share, for the fourth quarter of 2011. Net income for the year ended December 31, 2012 was $493.0 million, or $13.30 per diluted share, compared to net income of $274.5 million, or $6.92 per diluted share, for the year ended December 31, 2011.

The company reported an operating loss of $55.4 million, or $1.58 per diluted share, for the fourth quarter of 2012 compared to operating income of $94.7 million, or $2.40 per diluted share, for the fourth quarter of 2011. Operating income for the year ended December 31, 2012 was $202.7 million, or $5.47 per diluted share, compared to operating income of $183.7 million, or $4.63 per diluted share, for the year ended December 31, 2011.

President and Chief Executive Officer Scott Carmilani commented, “Allied World had a strong year in 2012. While Superstorm Sandy tempered our fourth quarter underwriting results, we still generated $493 million of net income for the full year, continuing to build value for our shareholders. Our diluted book value per share grew by over 15% in 2012, to $92.59. The company’s top line production grew by 20% to $2.3 billion in gross premiums written for the year, and we were able to achieve targeted growth in all three of our business segments.”

Mr. Carmilani added, “Our company continues to capitalize on our various book value drivers including our expanded breadth and diversity of underwriting platforms, strong investment acumen, responsible reserving and capital management flexibility. I believe these strengths have Allied World well positioned as we move into 2013 and beyond.”

Underwriting Results

Gross premiums written were $497.1 million in the fourth quarter of 2012, a 19.3% increase compared to $416.5 million in the fourth quarter of 2011. For the year ended December 31, 2012, gross premiums written totaled $2,329.3 million, a 20.1% increase compared to $1,939.5 million for the year ended December 31, 2011. Net premiums written were $362.6 million in the fourth quarter of 2012, an 18.2% increase compared to $306.8 million in the fourth quarter of 2011. For the year ended December 31, 2012, net premiums written totaled $1,837.8 million, a 19.8% increase compared to $1,533.8 million for the year ended December 31, 2011.

Net premiums earned in the fourth quarter of 2012 were $476.2 million, a 20.4% increase compared to $395.5 million in the fourth quarter of 2011. For the year ended December 31, 2012, net premiums earned totaled $1,748.9 million, a 20.0% increase compared to $1,457.0 million for the year ended December 31, 2011.

The combined ratio was 116.5% in the fourth quarter of 2012 compared to 83.5% in the fourth quarter of 2011. The loss and loss expense ratio was 87.1% in the fourth quarter of 2012 compared to 53.9% in the fourth quarter of 2011. During the fourth quarter of 2012, the company recorded net favorable reserve development on prior loss years of $32.8 million. This favorable reserve development resulted in a benefit of 6.9 percentage points to the company’s loss and loss expense ratio for the quarter. This compares to the fourth quarter of 2011, when the company recorded net favorable reserve development on prior loss years of $92.4 million, a benefit of 23.4 percentage points to the company’s loss and loss expense ratio for that quarter. Absent these adjustments, the loss and loss expense ratio for the fourth quarter of 2012 was 94.0% compared to 77.3% for the fourth quarter of 2011. The fourth quarter 2012 loss and loss expense ratio was impacted by $175.7 million, or 36.9 percentage points, from net losses related to Superstorm Sandy (before consideration of estimated reinstatement premiums). This compares to the fourth quarter of 2011 loss and loss expense ratio, which was impacted by $59.1 million of net losses, or 14.9 percentage points, from 2011 global catastrophe activity.

For the year ended December 31, 2012, the combined ratio was 94.5% compared to 95.9% for the year ended December 31, 2011. The loss and loss expense ratio was 65.1% for the year ended December 31, 2012 compared to 65.8% for the year ended December 31, 2011. For the year ended December 31, 2012, the company recorded net favorable reserve development on prior loss years of $170.3 million, a benefit of 9.7 percentage points to the company’s loss and loss expense ratio. For the year ended December 31, 2011, the company recorded net favorable reserve development on prior loss years of $253.5 million, a benefit of 17.6 percentage points to the company’s loss and loss expense ratio. Absent prior year reserve adjustments, the loss and loss expense ratio for the year ended December 31, 2012 was 74.8% compared to 83.4% for 2011. The loss and loss expense ratio for the year ended December 31, 2012 was impacted by $179.6 million, or 10.3 percentage points, from Superstorm Sandy and Hurricane Isaac and by $36.0 million, or 2.1 percentage points, of crop reinsurance losses. The loss and loss expense ratio for the year ended December 31, 2011 was impacted $292.2 million of net losses, or 20.2 percentage points, from 2011 global catastrophe activity.

The company’s expense ratio was 29.4% for the fourth quarter of 2012 compared to 29.6% for the fourth quarter of 2011. For the year ended December 31, 2012, the company’s expense ratio was 29.4% compared to 30.1% for the year ended December 31, 2011.

Investment Results

The total return on the company’s investment portfolio for the fourth quarter of 2012 was 0.6% compared to 0.9% for the fourth quarter of 2011. For the year ended December 31, 2012, the total return on the company’s investment portfolio was 5.5% compared to 2.0% for the year ended December 31, 2011. See the table below for the components of our investment returns:

	Quarter Ended		Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
	(Expressed in millions of U.S. Dollars)		(Expressed in millions of U.S. Dollars)
Net investment income	$38.4	$45.5	$167.1	$195.9
Net realized investment gains	14.4	31.6	306.4	10.1
Change in unrealized gains	(2.2)	(3.3)	(17.5)	(45.7)

Net investment income, realized gains and unrealized gains	$50.6	$73.8	$456.0	$160.3

Average invested assets	$8,518.1	$8,062.6	$8,272.6	$7,902.6
Financial statement portfolio return	0.6%	0.9%	5.5%	2.0%

Note: investment income, net realized gains / losses and change in unrealized gains / losses are disclosed on a pre-tax basis.

In the fourth quarter of 2012, Allied World Financial Services, Inc. entered into four strategic partnerships with Cunningham Lindsey, MatlinPatterson, Aeolus Capital Management and Crescent Capital Group. The consideration paid for our ownership stakes in these partnerships is included in “other invested assets.”

Shareholders’ Equity

As of December 30, 2012, shareholders’ equity was $3,326.3 million, compared to $3,149.0 million as of December 31, 2011.

As of December 31, 2012, diluted book value per share was $92.59, an increase of 15.6% compared to $80.11 as of December 31, 2011.

Share Repurchase Program

During the fourth quarter of 2012, the company repurchased 713,874 of its common shares through its share repurchase program in the open market at an average price of $79.70 per share for an aggregate cost of $56.9 million. For the year ended December 31, 2012, the company repurchased 3,655,959 of its common shares through its share repurchase program in the open market at an average price of $72.20 per share for an aggregate cost of $263.9 million.

Supplementary Information

Allied World will be providing a Financial Supplement relating to fourth quarter 2012 and an Investment Supplement as of December 31, 2012. This information will be available at the “Investor Relations” section of the company’s website at www.awac.com.

Conference Call

Scott Carmilani, President and Chief Executive Officer, and other members of the company’s management will host a conference call on Thursday, February 14, 2013 at 9:00 am (Eastern Time) to discuss Allied World’s fourth quarter and year end 2012 financial results. The public may access a live webcast of the conference call at the “Investor Relations” section of the company’s website at www.awac.com. In addition, the conference call can be accessed by dialing (888) 317-6003 (U.S. and Canada callers) (412) 317-6061 (international callers) and entering the passcode 8250430 approximately ten minutes prior to the call.

Following the conclusion of the presentation, a replay of the call will be available through Thursday, February 28, 2013 by dialing (877) 344-7529 (U.S. and Canada callers) or (412) 317-0088 (international callers) and entering the passcode 10022422. In addition, the webcast will remain available online through Thursday, February 28, 2013 at www.awac.com.

Non-GAAP Financial Measures

In presenting the company’s results, management has included and discussed in this press release certain non-generally accepted accounting principles (“non-GAAP”) financial measures within the meaning of Regulation G as promulgated by the U.S. Securities and Exchange Commission. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain the company’s results of operations in a manner that allows for a more complete understanding of the underlying trends in the company’s business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“U.S. GAAP”).

“Operating income” is an internal performance measure used in the management of the company’s operations and represents after-tax operational results excluding, as applicable, net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss, and other non-recurring items. The company excludes net realized investment gains or losses, net impairment charges recognized in earnings, net foreign exchange gain or loss, and other non-recurring items from the calculation of operating income because these amounts are heavily influenced by and fluctuate in part according to the availability of market opportunities and other factors. The company has excluded from operating income the termination fee received from Transatlantic Holdings, Inc. in 2011 as this a non-recurring item. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company’s financial information to more easily analyze our results of operations and underlying business performance. Operating income should not be viewed as a substitute for U.S. GAAP net income.

The company has included “diluted book value per share” because it takes into account the effect of dilutive securities; therefore, the company believes it is an important measure of calculating shareholder returns.

“Annualized net income return on average shareholders’ equity” (“ROAE”) is calculated using average shareholders’ equity, excluding the average after tax unrealized gains (or losses) on investments. Unrealized gains (losses) on investments are primarily the result of interest rate and credit spread movements and the resultant impact on fixed income securities. Such gains (losses) are not related to management actions or operational performance, nor are they likely to be realized. Therefore, the company believes that excluding these unrealized gains (losses) provides a more consistent and useful measurement of operating performance, which supplements U.S. GAAP information. In calculating ROAE, the net income (loss) available to shareholders for the period is multiplied by the number of such periods in a calendar year in order to arrive at annualized net income (loss) available to shareholders. The company presents ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

“Annualized operating return on average shareholders’ equity” is calculated using operating income (as defined above and annualized in the manner described for net income (loss) available to shareholders under ROAE above) and average shareholders’ equity, excluding the average after tax unrealized gains (losses) on investments. Unrealized gains (losses) are excluded from equity for the reasons outlined in the annualized net income return on average shareholders’ equity explanation above.

Reconciliations of these financial measures to their most directly comparable U.S. GAAP measures are included in the attached tables.

About Allied World Assurance Company

Allied World Assurance Company Holdings, AG, through its subsidiaries, is a global provider of innovative property, casualty and specialty insurance and reinsurance solutions, offering superior client service through a global network of offices and branches. All of Allied World’s rated insurance and reinsurance subsidiaries are rated A by A.M. Best Company, A by Standard & Poor’s, and A2 by Moody’s, and our Lloyd’s Syndicate 2232 is rated A+ by Standard & Poor’s and Fitch. Please visit www.awac.com for further information on Allied World.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, our forward-looking statements could be affected by pricing and policy term trends; increased competition; the impact of acts of terrorism and acts of war; greater frequency or severity of unpredictable catastrophic events; negative rating agency actions; the adequacy of our loss reserves; the company or its subsidiaries becoming subject to significant income taxes in the United States or elsewhere; changes in regulations or tax laws; changes in the availability, cost or quality of reinsurance or retrocessional coverage; adverse general economic conditions; and judicial, legislative, political and other governmental developments, as well as management’s response to these factors, and other factors identified in our filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenues:
Gross premiums written	$497,052	$416,537	$2,329,271	$1,939,521
Premiums ceded	(134,429)	(109,705)	(491,448)	(405,755)

Net premiums written	362,623	306,832	1,837,823	1,533,766
Change in unearned premiums	113,621	88,637	(88,925)	(76,774)

Net premiums earned	476,244	395,469	1,748,898	1,456,992
Net investment income	38,360	45,489	167,141	195,948
Net realized investment gains	14,379	31,632	306,436	10,077
Other income—termination fee	—	66,744	—	101,744

Total revenue	528,983	539,334	2,222,475	1,764,761

Expenses:
Net losses and loss expenses	414,734	213,345	1,139,264	959,156
Acquisition costs	55,910	46,562	205,722	167,295
General and administrative expenses	84,404	70,492	307,321	271,656
Amortization of intangible assets	633	678	2,533	2,978
Interest expense	13,826	13,754	55,405	54,989
Foreign exchange loss (gain)	860	(549)	783	3,159

Total expenses	570,367	344,282	1,711,028	1,459,233

(Loss) income before income taxes	(41,384)	195,052	511,447	305,528
Income tax (benefit) expense	(237)	11,952	18,440	30,980

NET (LOSS) INCOME	$(41,147)	$183,100	$493,007	$274,548

PER SHARE DATA:
Basic (loss) earnings per share	$(1.17)	$4.80	$13.67	$7.21
Diluted (loss) earnings per share	$(1.17)	$4.63	$13.30	$6.92
Weighted average common shares outstanding	35,097,043	38,138,558	36,057,145	38,093,351
Weighted average common shares and common share equivalents outstanding	35,097,043	39,524,273	37,069,885	39,667,905
Dividends paid per share	$0.375	$0.375	$1.875	$0.750

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of December 31, 2012	As of December 31, 2011
ASSETS:
Fixed maturity investments trading, at fair value	$6,626,454	$6,254,686
Fixed maturity investments available for sale, at fair value	—	244,016
Equity securities trading, at fair value	523,949	367,483
Other invested assets	783,534	540,409

Total investments	7,933,937	7,406,594
Cash and cash equivalents	865,364	716,604
Insurance balances receivable	846,900	652,158
Prepaid reinsurance	277,406	226,721
Reinsurance recoverable	1,141,110	1,002,919
Accrued investment income	29,135	38,263
Net deferred acquisition costs	108,010	100,334
Goodwill	268,376	268,376
Intangible assets	51,365	53,898
Balances receivable on sale of investments	418,879	580,443
Net deferred tax assets	25,580	22,646
Other assets	63,884	53,202

Total assets	$12,029,946	$11,122,158

LIABILITIES:
Reserve for losses and loss expenses	$5,645,549	$5,225,143
Unearned premiums	1,218,021	1,078,412
Reinsurance balances payable	136,264	124,539
Balances due on purchases of investments	759,934	616,728
Senior notes	798,215	797,949
Dividends payable	—	14,302
Accounts payable and accrued liabilities	145,628	116,063

Total liabilities	8,703,611	7,973,136

SHAREHOLDERS’ EQUITY:
Common shares: 2012: par value CHF 12.64 per share and 2011: par value CHF 14.03 per share (2012: 36,369,868; 2011: 40,003,642 shares issued and 2012: 34,797,781; 2011: 37,742,131 shares outstanding)	454,980	557,153
Additional paid-in capital	—	78,225
Treasury shares, at cost (2012: 1,572,087; 2011: 2,261,511)	(113,818)	(136,590)
Retained earnings	2,985,173	2,635,750
Accumulated other comprehensive income	—	14,484

Total shareholders’ equity	3,326,335	3,149,022

Total liabilities and shareholders’ equity	$12,029,946	$11,122,158

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Quarter Ended December 31, 2012	Insurance	Insurance	Reinsurance	Total
Gross premiums written	$260,604	$156,605	$79,843	$497,052
Net premiums written	192,142	91,198	79,283	362,623
Net premiums earned	181,503	88,982	205,759	476,244
Net losses and loss expenses	(155,279)	(87,698)	(171,757)	(414,734)
Acquisition costs	(22,752)	(890)	(32,268)	(55,910)
General and administrative expenses	(38,567)	(24,898)	(20,939)	(84,404)

Underwriting loss	(35,095)	(24,504)	(19,205)	(78,804)
Net investment income				38,360
Net realized investment gains				14,379
Amortization of intangible assets				(633)
Interest expense				(13,826)
Foreign exchange loss				(860)

Loss before income taxes				$(41,384)

GAAP Ratios:
Loss and loss expense ratio	85.6%	98.6%	83.5%	87.1%
Acquisition cost ratio	12.5%	1.0%	15.7%	11.7%
General and administrative expense ratio	21.2%	28.0%	10.2%	17.7%

Combined ratio	119.3%	127.6%	109.4%	116.5%

	U.S.	International
Quarter Ended December 31, 2011	Insurance	Insurance	Reinsurance	Total
Gross premiums written	$227,005	$130,920	$58,612	$416,537
Net premiums written	169,097	79,813	57,922	306,832
Net premiums earned	152,491	80,585	162,393	395,469
Net losses and loss expenses	(92,953)	(19,661)	(100,731)	(213,345)
Acquisition costs	(18,449)	(165)	(27,948)	(46,562)
General and administrative expenses	(33,437)	(21,351)	(15,704)	(70,492)

Underwriting income	7,652	39,408	18,010	65,070
Net investment income				45,489
Net realized investment gains				31,632
Other income—termination fee				66,744
Amortization of intangible assets				(678)
Interest expense				(13,754)
Foreign exchange gain				549

Income before income taxes				$195,052

GAAP Ratios:
Loss and loss expense ratio	61.0%	24.4%	62.0%	53.9%
Acquisition cost ratio	12.1%	0.2%	17.2%	11.8%
General and administrative expense ratio	21.9%	26.5%	9.7%	17.8%

Combined ratio	95.0%	51.1%	88.9%	83.5%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED CONSOLIDATED SEGMENT DATA

(Expressed in thousands of United States dollars, except for ratio information)

	U.S.	International
Year Ended December 31, 2012	Insurance	Insurance	Reinsurance	Total
Gross premiums written	$993,918	$575,103	$760,250	$2,329,271
Net premiums written	743,428	346,348	748,047	1,837,823
Net premiums earned	671,594	336,787	740,517	1,748,898
Net losses and loss expenses	(465,168)	(163,130)	(510,966)	(1,139,264)
Acquisition costs	(86,670)	486	(119,538)	(205,722)
General and administrative expenses	(141,729)	(91,867)	(73,725)	(307,321)

Underwriting (loss) income	(21,973)	82,276	36,288	96,591
Net investment income				167,141
Net realized investment gains				306,436
Amortization of intangible assets				(2,533)
Interest expense				(55,405)
Foreign exchange loss				(783)

Income before income taxes				$511,447

GAAP Ratios:
Loss and loss expense ratio	69.3%	48.4%	69.0%	65.1%
Acquisition cost ratio	12.9%	(0.1%)	16.1%	11.8%
General and administrative expense ratio	21.1%	27.3%	10.0%	17.6%

Combined ratio	103.3%	75.6%	95.1%	94.5%

	U.S.	International
Year Ended December 31, 2011	Insurance	Insurance	Reinsurance	Total
Gross premiums written	$838,567	$530,450	$570,504	$1,939,521
Net premiums written	639,196	325,094	569,476	1,533,766
Net premiums earned	584,303	317,006	555,683	1,456,992
Net losses and loss expenses	(387,099)	(206,593)	(365,464)	(959,156)
Acquisition costs	(74,976)	2,781	(95,100)	(167,295)
General and administrative expenses	(124,434)	(84,290)	(62,932)	(271,656)

Underwriting (loss) income	(2,206)	28,904	32,187	58,885
Net investment income				195,948
Net realized investment gains				10,077
Other income—termination fee				101,744
Amortization of intangible assets				(2,978)
Interest expense				(54,989)
Foreign exchange loss				(3,159)

Income before income taxes				$305,528

GAAP Ratios:
Loss and loss expense ratio	66.2%	65.2%	65.8%	65.8%
Acquisition cost ratio	12.8%	(0.9%)	17.1%	11.5%
General and administrative expense ratio	21.3%	26.6%	11.3%	18.6%

Combined ratio	100.3%	90.9%	94.2%	95.9%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED OPERATING INCOME RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net (loss) income	$(41,147)	$183,100	$493,007	$274,548
Add after tax effect of:
Net realized investment gains	(15,104)	(26,332)	(291,139)	(213)
Other Income—termination fee	—	(61,538)	—	(93,808)
Foreign exchange loss (gain)	860	(549)	783	3,159

Operating (loss) income	$(55,391)	$94,681	$202,651	$183,686

Weighted average common shares outstanding:
Basic	35,097,043	38,138,558	36,057,145	38,093,351
Diluted	35,097,043	39,524,273	37,069,885	39,667,905

Basic per share data:
Net (loss) income	$(1.17)	$4.80	$13.67	$7.21
Add after tax effect of:
Net realized investment gains	(0.43)	(0.69)	(8.07)	(0.01)
Other Income—termination fee	—	(1.62)	—	(2.46)
Foreign exchange loss (gain)	0.02	(0.01)	0.02	0.08

Operating (loss) income	$(1.58)	$2.48	$5.62	$4.82

Diluted per share data:
Net (loss) income	$(1.17)	$4.63	$13.30	$6.92
Add after tax effect of:
Net realized investment gains	(0.43)	(0.67)	(7.85)	(0.01)
Other Income—termination fee	—	(1.56)	—	(2.36)
Foreign exchange loss (gain)	0.02	—	0.02	0.08

Operating (loss) income	$(1.58)	$2.40	$5.47	$4.63

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED DILUTED BOOK VALUE PER SHARE RECONCILIATION

(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	December 31,	December 31,
	2012	2011
Price per share at period end	$78.80	$62.93

Total shareholders’ equity	$3,326,335	$3,149,022

Basic common shares outstanding	34,797,781	37,742,131

Add: unvested restricted share units	135,123	249,251

Add: performance based equity awards	485,973	889,939

Add: employee share purchase plan	10,750	11,053

Add: dilutive options outstanding	1,224,607	1,525,853
Weighted average exercise price per share	$47.02	$45.72
Deduct: options bought back via treasury method	(730,652)	(1,108,615)

Common shares and common share equivalents outstanding	35,923,582	39,309,612

Basic book value per common share	$95.59	$83.44
Diluted book value per common share	$92.59	$80.11

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

UNAUDITED ANNUALIZED RETURN ON SHAREHOLDERS’ EQUITY RECONCILIATION

(Expressed in thousands of United States dollars, except for percentage information)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Opening shareholders’ equity	$3,435,786	$3,003,074	$3,149,022	$3,075,820
Deduct: accumulated other comprehensive income	(1,385)	(17,796)	(14,484)	(57,135)

Adjusted opening shareholders’ equity	3,434,401	2,985,278	3,134,538	3,018,685

Closing shareholders’ equity	$3,326,335	$3,149,022	$3,326,335	$3,149,022
Deduct: accumulated other comprehensive income	—	(14,484)	—	(14,484)

Adjusted closing shareholders’ equity	3,326,335	3,134,538	3,326,335	3,134,538

Average shareholders’ equity	$3,380,368	$3,059,908	$3,230,437	$3,076,612

Net (loss) income available to shareholders	$(41,147)	$183,100	$493,007	$274,548
Annualized net (loss) income available to shareholders	(164,588)	732,400	493,007	274,548

Annualized return on average shareholders’ equity—net (loss) income available to shareholders	(4.9%)	23.9%	15.3%	8.9%

Operating (loss) income available to shareholders	$(55,391)	$94,681	$202,651	$183,686
Annualized operating (loss) income available to shareholders	(221,564)	378,724	202,651	183,686

Annualized return on average shareholders’ equity—operating (loss) income available to shareholders	(6.6%)	12.4%	6.3%	6.0%

Source: Allied World Assurance Company Holdings, AG

Media:

Faye Cook

Vice President, Marketing & Communications

+1-441-278-5406

faye.cook@awac.com

Investors:

Keith J. Lennox

Investor Relations Officer

+1-646-794-0750

keith.lennox@awac.com

Website: www.awac.com